Exhibit 99.1

FOR IMMEDIATE RELEASE September 14, 2020

sOrrento SECURES exclusive License FROM MAYO CLINIC for antibody-drug-nanoparticle albumin-bound immune complex (ADNIC) platform

SAN DIEGO, September 14th, 2020 /GlobeNewswire/ -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, "Sorrento") today announced it has entered into an exclusive license agreement with Mayo Clinic for a potential breakthrough technology platform that is capable of generating a great diversity of stable antibody-drug-nanoparticle albumin-bound (nab) immune complexes (ADNICs) targeting many types of human diseases including various solid and liquid tumors. The ADNIC is the next generation in antibody drug conjugate (ADC) technology that potentially addresses limitations of current ADC technology, such as complex manufacturing processes (e.g., antibody-chemotherapy linkers), which can affect drug half-life, stability and tumor accessibility, and result in high cost of goods (COGs). The ADNIC platform is currently generating clinical data at Mayo Clinic through clinical trials with multiple investigational products in a variety of cancers including ovarian, endometrial, and multiple lymphoma sub-types. These trials will continue and are expected to be expanded.

The ADNIC technology, developed at Mayo Clinic, offers many potential advantages:

•	Optimizes the likelihood that a chemotherapeutic payload will be preferentially delivered to the specific, targeted cancer cell type (supported by existing preclinical pharmacokinetic (PK) data);
•	Potentially more efficient and effective than traditional ADCs because ADNICs allow for the entire ADNIC complex to be absorbed into the targeted cancer cell rather than just the chemotherapeutic payload; and
•	Uses non-covalent binding to external albumin sites to potentially facilitate delivery of both a monoclonal antibody and chemotherapeutic payload directly to the tumor and its microenvironment.

The ADNIC technology potentially eliminates the need to use covalent linker technology by incorporating therapeutically or immunologically active antibodies in a reversible manner with a nanoparticle composed of albumin and a payload of one or more drugs.

The platform has indicated clinical benefits in an FDA-cleared investigator-sponsored trial at Mayo Clinic under the supervision of Svetomir Markovic, M.D., Ph.D., a medical oncologist and hematologist. Preliminary results suggest that patients have experienced clinical benefit from receiving prototype product candidates that utilize the ADNIC technology developed by Dr. Markovic and Wendy Navalo at Mayo Clinic, including objective responses in heavily pre-treated patients with advanced cancers.

The technology platform is protected by a rich intellectual property portfolio comprised of 17 patent families, 32 patents granted to date with life through at least 2035 and another 135 patents pending.

“This stable complex potentially allows for the delivery of higher doses of active drug directly into the tumor as demonstrated in animal studies and in preliminary trials in cancer patients,“ according to Dr. Markovic, the inventor of the ADNIC technology at Mayo Clinic. The reversibility of complex formation may allow for deeper tumor penetration, thereby potentially enabling a better anti-tumor effect. The exclusive license to the ADNIC platform also includes access to a proprietary and scalable manufacturing process that is expected to enable high product yield and low COGs.

“The Mayo Clinic-developed ADNIC platform is a perfect fit for our extensive G-MAB antibody products including but not limited to our anti-PD-L1, anti-CD38, anti-BCMA and anti-ROR1 antibodies. We will accelerate the development and commercialization of this amazing technology by generating and developing multiple next-generation ADNIC product candidates for the potential treatment of cancer, COVID-19 and other human diseases,” stated Henry Ji, Ph.D., Chairman and CEO of Sorrento Therapeutics. “Teaming with Mayo Clinic, this license expands Sorrento’s mission of developing innovative life-saving medicines for unmet medical needs,” continued Dr. Ji. Sorrento will continue to execute on the clinical development strategy developed by Mayo Clinic for multiple ADNIC lead product candidates in COVID-19 and multiple solid and hematologic malignancies.

Mayo Clinic, Dr. Markovic and Ms. Navalo have financial interests in the technology referenced in this release. Mayo Clinic will use any revenue it receives to support its not-for-profit mission in patient care, education and research.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to treat cancers. Sorrento’s multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”, “DAR-T™”), antibody-drug conjugates (“ADCs”), and clinical stage oncolytic virus (“Seprehvir™”, “Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including COVIDTRAP™, ACE-MAB™, COVI-MAB™, COVI-GUARD™, COVI-SHIELD™ and T-VIVA-19™; and diagnostic test solutions, including COVI-TRACK™ and COVI-TRACE™.

Sorrento’s commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. RTX is completing a phase IB trial for intractable pain associated with cancer and a phase 1B trial in osteoarthritis patients. ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the potential applications for the ADNIC technology; the ability for the ADNIC technology to address issues with current ADC technology, including complex manufacturing processes associated with ADC technology; the potential for ADNIC technology to allow for preferential delivery of a chemotherapeutic payload to specific, targeted cancer cell types; the potential for ADNIC technology to allow for more efficient and/or effective absorption of the ADNIC complex into the targeted cancer cell; the potential for ADNIC technology to facilitate delivery of antibody(ies) and/or chemotherapeutic drug(s) directly to its target; the potential for ADNIC technology to eliminate the need to use covalent linker technology; the potential for ADNIC technology to allow for delivery of higher doses of active drug; any anti-tumor effects of the ADNIC technology; the continuation and expansion of clinical trials at Mayo Clinic for investigational products in a variety of cancers; and Sorrento’s research, clinical and commercial plans with respect to the ADNIC technology. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries', affiliates’ and partners’ technologies and prospects and collaborations with partners, including, but not limited to risks related to seeking regulatory approval for any antibody product candidates utilizing the ADNIC technology; clinical development risks, including risks in the progress, timing, cost, and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks that prior test results may not be replicated in future studies and trials; risks of manufacturing and supplying drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist Sorrento in the execution of its cancer, anti-tumor and G-MAB antibody strategies; risks related to the global impact of COVID-19; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Alexis Nahama, DVM (SVP Corporate Development)

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, COVI-GUARDTM, COVI-SHIELD™, COVIDTRAP™, T-VIVA-19™, COVI-MAB™, ACE-MABTM, COVI-TRACK™, and COVI-TRACE™ are trademarks of Sorrento Therapeutics, Inc.

ZTlido® is a trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

© 2020 Sorrento Therapeutics, Inc. All Rights Reserved.

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